UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

On February 21, 2017, Albany Molecular Research, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2016. That release referred to certain attached financial highlights for the fourth quarter and full year ended December 31, 2016. The full text of the press release, including the financial tables referred to within the release, which were posted on the Company’s internet website, is furnished in Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, Arthur J. Roth and Una S. Ryan informed the Board of Directors (the “Board of Directors”) of the Company that they will not stand for re-election when their current terms expire at the Company’s 2017 Annual Meeting of Stockholders due to their intention to retire from the Board of Directors and the respective Board committees on which each serves, effective May 31, 2017.

There were no disagreements between either Mr. Roth or Dr. Ryan and the Company related to the Company’s operations, policies or procedures that caused the resignation.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

99.1	Press release and financial tables dated February 21, 2017, issued by Albany Molecular Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Felicia Ladin
Senior Vice President, Chief Financial Officer and Treasurer